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Exhibit 99.b

                                 USG CORPORATION
                           CONSOLIDATED BALANCE SHEET
                              (DOLLARS IN MILLIONS)
                                   (UNAUDITED)

                                                                         AS OF
                                                                       MARCH 31,
                                                                         2002
                                                                       ---------
ASSETS
Current Assets:
Cash and cash equivalents                                               $   523
Receivables (net of reserves - $18)                                         322
Inventories                                                                 263
Income taxes receivable                                                      82
Deferred income taxes                                                        54
Other current assets                                                         49
                                                                        -------
Total current assets                                                      1,293

Property, plant and equipment (net of reserves
    for depreciation and depletion - $616)                                1,790
Deferred income taxes                                                       223
Other assets                                                                125
                                                                        -------
Total Assets                                                              3,431
                                                                        =======

LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities:
Accounts payable                                                            164
Accrued expenses                                                            191
                                                                        -------
Total current liabilities                                                   355

Long-term debt                                                                2
Other liabilities                                                           344
Liabilities subject to compromise                                         2,295

Stockholders' Equity:
Preferred stock                                                            --
Common stock                                                                  5
Treasury stock                                                             (256)
Capital received in excess of par value                                     410
Accumulated other comprehensive loss                                        (18)
Retained earnings                                                           294
                                                                        -------
Total stockholders' equity                                                  435
                                                                        -------
Total Liabilities and Stockholders' Equity                                3,431
                                                                        =======